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                                                                   EXHIBIT 10.31

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this "Agreement") is made as of the 3rd day of May, 2000 (the "Effective Date") by and among OAKHURST COMPANY, INC. (hereinafter referred to as "OCI") and its wholly-owned subsidiary, OAKHURST TECHNOLOGY, INC. ("OTI"), on the one hand; and KTI, INC. (hereinafter referred to as "KTI"), on the other hand.

1.   BACKGROUND.

     1.1 The parties entered into that certain Letter Loan Agreement dated December 29, 1998 (the "Loan Agreement") pursuant to which KTI agreed to make loans to OCI so that OCI could make equity investments using the loaned funds in OTI, so that OTI, in turn, could fulfill its obligations as KTI's "Affiliate" under that certain Investment Agreement dated as of December 29, 1998 between KTI and New Heights Recovery & Power, LLC ("New Heights") and that certain Amended Plan of Reorganization for New Heights confirmed and modified by an order dated December 15, 1998 of the United Stares Bankruptcy Court for the District of Delaware (the "Amended Plan.")

     1.2 Certain of the funds loaned to OCI under the Loan Agreement to date have been used to fund transaction costs and overhead expenses of OTI (including salaries and related costs pursuant to employment agreements of the Chief Executive Officer and the President of OTI, respectively), and certain of the funds have been used to purchase investments in another company, all as permitted under the Loan Agreement.

     1.3 The parties now wish to confirm certain actions taken pursuant to the Loan Agreement; to amend the Loan Agreement; and to provide for certain other agreements amongst the parties, all as set forth herein.

     1.4 Capitalized terms not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

     1.5 OTI and KTI Recycling, Inc. ("KTIR"), a subsidiary of KTI, entered into that certain Nonexclusive License to Use Technology in December 1998 (the "License Agreement") and the parties also wish to provide for an amendment of that agreement, as well.

2. CONSIDERATION. The parties are entering into this Agreement for and in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3.   STERLING CONSTRUCTION INVESTMENT.

     3.1 The parties hereby acknowledge that pursuant to Paragraph 1(b) of the Loan Agreement and with the consent of the other parties hereto, OTI used $2,525,000 of the Facility Limit together with certain funds resulting from the sale of common stock by OCI (the "OCI Equity Funds") to purchase certain equity and subordinated debt securities (the "First Tranche") of Sterling Construction Company of Houston, Texas. The loan proceeds used to pay the purchase price of the First Tranche shall be subject to all of the terms and conditions of the Loan Agreement as if the funds had been used to fund the New Heights "Business Plan" as that term is defined in the Amended Plan.

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     3.2   The identification of the amounts used to fund the First Tranche is set forth in Exhibit C.

     3.3 Interest income received by OTI from the subordinated debt portion of the First Tranche shall be used to pay interest due from OTI to James Manning pursuant to that certain Amendment to Stock Purchase and Investment Agreement dated as of October 18, 1999, but only so long as no payment default exists under the Loan Agreement.

     3.4 In order to secure to KTI the repayment of the loan proceeds used to pay the purchase price of the First Tranche, OTI shall grant to KTI a first security interest in the First Tranche pursuant to the Pledge Agreement attached hereto as Exhibit A.

4    OTI OVERHEAD EXPENSES AND TRANSACTION COSTS.

     4.1 The parties hereby acknowledge that with the consent of KTI and in recognition of the terms of that certain Intercreditor Agreement dated as of December 29, 1998 between OCI, KTI and Finova Capital Corporation, OCI has heretofore borrowed $340,000 of the Facility Limit that, together with certain of the OCI Equity Funds, has been used to fund (a) expenses of completing the Loan Agreement and related agreements in December 1998 (including the costs of the sale of common stock by OCI and of the formation of OTI); and (b) overhead expenses of OTI. These overhead expenses and transactions costs are set forth in Exhibit C.

     4.2 Upon the request from time to time of OCI accompanied by appropriate documentation, KTI shall advance to OCI through a draw down under the Loan Agreement up to $135,000 for the payment or reimbursement (as the case may be) of OTI's overhead expenses.

     4.3 As previously approved by the New Heights Board of Directors, all travel and lodging expenses incurred by directors of New Heights in traveling to, or on behalf of, New Heights shall be reimbursed by New Heights.

5    NEW HEIGHTS INVESTMENT.

     5.1   Business Plan Phases

           5.1.1 Based on the latest forecasts by KTI, the funding of Phases I and II of the New Heights Business Plan, together with certain expenditures identified as Phase III of such plan (including principally Waste Recovery Inc. ("WRI"), Sea Glass and Elk) is expected to total $14,176,000, net of anticipated grants receivable and funding contributions by the New Heights former bondholders, as detailed in the attached Exhibit B prepared by KTI. The parties agree that future capital expenditures for Phase III identified in Exhibit B, viz $935,000 for Sea Glass, have not yet been approved and that such expenditures will be governed by the terms of
                   Section 5.2 hereof.

           5.1.2 When required, KTI will directly fund to New Heights (i.e. not through advances under the Loan Agreement) $3 million of the first $12 million (net of grants receivable, but before any funding contributions by the New Heights former bondholders, and excluding operating losses as described in
                   Section 5.3 hereof) required for the completion of the expenditures shown in


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                   Exhibit B. The $3 million is agreed to be the amount of loans under the Loan Agreement that, with KTI's consent, have not been used to fund the New Heights Business Plan, as described in Section 3.1, Section 4.1 and Section 4.2, above. Neither OCI nor OTI shall be required to reimburse or repay to KTI the $3 million that is directly funded by KTI, either under the Loan Agreement or otherwise.

           5.1.3 In consideration for KTI making the $3 million direct investment in New Heights described in Section 5.1.2, above, OTI shall transfer 25% of its equity interest in New Heights to KTI.

           5.1.4 In addition to the advances aggregating $2,865,000 that are described in Section 3.1 and Section 4.1, above, at May 31, 2000, KTI had advanced to OCI $7,746,872 under the Loan Agreement all of which had been used by OCI through investments in OTI to satisfy OTI's obligations to fund the Business Plan. When required, KTI shall advance OCI an additional $753,128 for the same purposes, so that the total of such advances used for such purposes shall equal $8.5 million, it being the intention of the parties that, taken together with $500,000 funded from the proceeds of KTI's equity investment in OCI, OTI shall fund $9 million of the first $12 million (net of grants receivable, but before any funding contributions by the New Heights former bondholders, and excluding operating losses as described in Section 5.3 hereof) required for the completion of the expenditures shown in Exhibit B.

           5.1.5 The amounts funded and to be funded for the first $12 million of New Heights expenditures shown in Exhibit B are set forth in Exhibit C.

           5.1.6 Exhibit B hereto currently shows an aggregate funding requirement (net of grants receivable, but before any funding contributions by the New Heights former bondholders, and excluding operating losses as described in Section 5.3 hereof) of $14,176,000, of which $935,000 relates to "Phase III" Sea Glass expenditures described in Section 5.1.4.

                   Any future Phase I or II expenditures shown in Exhibit B hereto shall be financed through New Heights' internally generated cash and/or through financing raised by New Heights from one or more non-affiliated lending institutions. To the extent that the funds raised by the foregoing methods are insufficient, the parties will negotiate in good faith any funding by them on terms that are agreeable to all of them. Nothing herein shall affect OTI's existing assignable right to fund at least 37.5% of any amounts to be funded to New Heights for Phases I or II of the Business Plan. In particular, it is agreed that if any such additional funding required from OTI is funded in OTI's place by KTI, OTI's future equity interest in New Heights will be calculated by the following formula:

                         37.5% multiplied by the fair market value of the New Heights facility, before such new investment (after deducting any existing debt incurred directly by New Heights) (the "Pre-investment Value"), divided by the

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                        sum of (i) the Pre-investment Value and (ii) the amount
                        of the new investment.

     5.2   Phase III

           5.2.1 For purposes of this agreement, Phase III of the New Heights Business Plan will include any expenditures identified as Phase III in such Plan, together with the additional ("Phase III") expenditures for Sea Glass identified in Exhibit B hereto.

           5.2.2 Subject to any approval processes of the Business Plan and/or the Amended Plan, OTI and KTI agree to vote their shares in New Heights and to instruct their nominees to the Board of Directors of New Heights to vote for the funding of Phase III of the Business Plan through New Heights' internally generated cash and/or through financing raised by New Heights from one or more non-affiliated lending institutions.

           5.2.3 To the extent that the funds raised by the foregoing methods are insufficient, the parties will negotiate in good faith any funding by them on terms that are agreeable to all of them. Nothing herein shall affect OTI's existing assignable right to fund at least 37.5% (or such lower percentage determined in accordance with the provisions of Section 5.1.6, above) of any amounts to be funded to New Heights for Phase III of the Business Plan and/or the proposed installation of one or more gas turbine generating facilities. In particular, it is agreed that if any such additional funding required from OTI is funded in OTI's place by KTI, OTI's future equity interest in New Heights will be calculated by reference to the following formula:

                        37.5% (or such lower percentage determined in accordance with the provisions of Section 5.1.6, above) multiplied by the fair market value of the New Heights facility before such new investment (after deducting any existing debt incurred directly by New Heights) (the "Pre-investment Value"), divided by the sum of (i) the Pre-investment Value and (ii) the amount of the new investment.

     5.3 New Heights Operating Losses. Any cash operating losses of New Heights (as that term is used in the Business Plan) that are required to be funded by KTI and/or OTI shall be funded 75% by KTI through advances to OCI under the Loan Agreement and 25% directly by KTI to New Heights (i.e. not through advances under the Loan Agreement.) The 75% to be funded by KTI through advances under the Loan Agreement shall be in addition to the $8.5 million referred to in Section 5.1.4, above. As shown on Exhibit C hereto, through May 31, 2000 OTI had funded $991,500 of such losses, representing 75% of the operating losses through such date, all of which funding was financed through drawdowns under the Loan Agreement.

     5.4 Refinancing. KTI and OTI shall use commercially reasonable efforts to refinance the cost of all of the equity investments in New Heights by OTI, KTI and the other investors in New Heights and to make distribution thereof, to the extent permitted by


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           the refinancing lender or lenders, to all investors in proportion to their ownership interests in New Heights.

     5.5 Business Plan Phases. Attached hereto as Exhibit B is a schedule of New Heights' funding requirements showing as to each of Phases I, II and III of the Business Plan (a) the amounts funded through May 31, 2000; (b) the amounts forecast to be required after May 31, 2000 to complete Phases I and II and certain unapproved Sea Glass expenditures designated as Phase III, and (c) cash operating losses, all in sufficient detail to identify the major aspects of each phase, and in particular, identifying the allocation between Phases I, II and III of the Business Plan of the Sea Glass, Inc. and WRI expenditures.

6 AMENDMENT OF THE LICENSE AGREEMENT. KTIR agrees with OTI to amend the License Agreement effective as of December 29, 1998, as follows:

     6.1 Section 2(a) shall be further amended to the extent necessary to provide that royalties shall only be due and payable to KTIR to the extent of cash distributions actually received by OTI from its investment in New Heights; and

     6.2 Of the amount of royalties due from time to time arising from use of the KTIR technology licensed to OTI, OTI shall only be liable during any period for only the portion thereof that is equal to OTI's ownership percentage (during such period) of the one-half interest in New Heights originally owned by OTI. Any change in OTI's ownership percentage shall not affect OTI's royalty liability for any periods prior to such change. It is the intent of the parties that OTI's liability for the payment of royalties for any period subsequent to a change in such ownership percentage be reduced proportionally to the extent of, and at the same time of, any such change.

     6.3 As the number of pounds of waste tires entering the cryogenic system cannot be accurately determined, the parties hereby agree to amend the royalty calculation from $0.007 per lb of rubber entering the system to $0.01 per lb of crumb rubber produced by the system.

7 NO DEFAULTS. By the execution hereof, each party hereto acknowledges and agrees that on the Effective Date there are no defaults or events of default existing under the Loan Agreement or any other agreement between or among any of the parties.

8 NO OTHER CHANGES. Except to the extent modified by the foregoing terms and conditions, the Loan Agreement and the License Agreement shall remain as originally written.


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Oakhurst Technology, Inc.                    KTI Recycling, Inc.

By: /s/ ROBERT M. DAVIES                     By: /s/ [ILLEGIBLE]
   --------------------------------------       --------------------------------
    Robert M. Davies                            Name: [ILLEGIBLE]
    Chairman and Chief Executive Officer        Title: President

Robert M. Davies & Maarten D. Hemsley each as both an individual and as a principal of Menai Capital, LLC, for and in consideration of the execution of the foregoing Amendment Agreement by KTI, Inc., Oakhurst Company, Inc. and Oakhurst Technology, Inc., agrees to extend the maturity of his loan to Oakhurst Company, Inc. in the aggregate amount of $559, 204 to and including April 30, 2001, and further agrees that the interest on each such loan shall be added to principal on the same terms and conditions as apply to loans made under the Loan Agreement referred to in the foregoing Amendment Agreement.


/s/  ROBERT M. DAVIES                        /s/  MAARTEN D. HEMSLEY
------------------------------------         -----------------------------------
     Robert M. Davies                             Maarten D. Hemsley


                                   * * * * *

KTI Recycling, Inc. and Oakhurst Technology, Inc., by the execution hereof below agree to execute an amendment of the December 1998 Nonexclusive License to Use Technology Agreement between them to conform such agreement to Section 6 of the foregoing agreement.

KTI Recycling, Inc.                          Oakhurst Technology, Inc.

By: /s/ [ILLEGIBLE]                          By: /s/ MAARTEN D. HEMSLEY
   --------------------------------------       --------------------------------
    Name: [ILLEGIBLE]                            Name: Maarten D. Hemsley
    Title: President                             Title: President




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